UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

ATLANTIC UNION BANKSHARES CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Step 1: Go to www.envisionreports.com/AUB. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. www.envisionreports.com/AUB Online Go to www.envisionreports.com/AUB or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted online by ESOP participants must be received by 3:00 p.m., Eastern Time, on May 1, 2026 Shareholder Meeting Notice 048HKB Important Notice Regarding the Availability of Proxy Materials for the Shareholders of Atlantic Union Bankshares Corporation to be held on May 5, 2026 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation (the “Annual Meeting”) are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail and is not a form for voting. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2026 Proxy Statement, 2025 Annual Report to Shareholders and Proxy Card are available at: Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 25, 2026 to facilitate timely delivery. 2NOT Easy Online Access — View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/AUB. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Atlantic Union Bankshares Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 25, 2026. The 2026 Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation (the “Company”) will be held on Tuesday, May 5, 2026, at 10:00 a.m. Eastern Time, virtually via the Internet at https://www.meetnow.global/MJ76S67. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. Common shareholders of record at the close of business on March 11, 2026 are entitled to vote at the Annual Meeting. The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and FOR Proposals 2, 3, 4 and 5. The proposals are as follows: 1. To elect directors to serve until the 2027 annual meeting of shareholders: 01 - Mona Abutaleb Stephenson 02 - Nancy Howell Agee 03 - John C. Asbury 04 - Rilla S. Delorier 05 - Frank Russell Ellett 06 - Paul Engola 07 - Donald R. Kimble 08 - Patrick J. McCann 09 - Mark C. Micklem 10 – Michelle A. O’Hara 11 – Linda V. Schreiner 12 – Daniel J. Schrider 13 – Joel R. Shepherd 14 – Ronald L. Tillett 15 – Keith L. Wampler 16 – F. Blair Wimbush 2. To approve an amendment to the articles of incorporation to remove the supermajority voting requirement in Article V related to the removal of directors by shareholders 3. To approve an amendment to the articles of incorporation to remove the supermajority voting requirement in Article VII related to amendments to the articles of incorporation 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026 5. To approve the compensation of our named executive officers (an advisory, non-binding “Say on Pay” resolution) To transact such other business as may properly come before the meeting or any adjourments or postponements thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Notice to Atlantic Union Bankshares Corporation ESOP Participants. The shares represented by this proxy include any shares allocated to your account in the Atlantic Union Bankshares Corporation 401(k) Profit Sharing Plan, which includes the employee stock ownership plan (“ESOP”). By signing and returning this proxy or following the instructions for online or telephone voting on the reverse side, you will also be voting all the shares of Atlantic Union Bankshares Corporation allocated to your ESOP account. If you do not vote the shares represented by this proxy, the trustee will vote the shares allocated to your ESOP account in the same proportion as it votes the shares of ESOP participants who have voted, subject to the trustee’s fiduciary duties. You cannot vote your ESOP shares in person at the meeting. Your voting instructions to the ESOP trustee will be held in strict confidence and will not be revealed to any employee or director of the Company. Shareholder Meeting Notice